Exhibit 3.132

BYLAWS

OF

HOLIDAY ACQUISITION COMPANY, INC.

a Colorado corporation

i

ii

BYLAWS
OF
HOLIDAY ACQUISITION COMPANY, INC.

ARTICLE I

OFFICES

Section 1.1                                   Registered Office.

The registered office of Holiday Acquisition Company, Inc., a Colorado corporation (the “Corporation”), in the State of Colorado shall be set forth in the Articles of Incorporation of the Corporation (the “Articles”).

Section 1.2                                   Other Offices.

The Corporation may also have offices at such other places, either within or without the State of Colorado, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS’ MEETINGS

Section 2.1                                   Place of Meetings.

(a)                                  Meetings of shareholders may be held at such place, either within or without the State of Colorado, as may be designated by or in the manner provided in these Bylaws of the Corporation (the “Bylaws”) or, if not so designated, as determined by the Board.  The Board, in its sole discretion, may determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 2.1(b) of these Bylaws.

(b)                                 If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication:

(1)                                  Participate in a meeting of shareholders; and

(2)                                  Be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder, (B) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

(c)                                  For purposes of these Bylaws, “remote communication” shall include (1) telephone or other voice communications, and (2) electronic mail or other form of written or visual electronic communications satisfying the requirements of Section 2.11(b) of these Bylaws.

Section 2.2                                   Annual Meetings.

The annual meetings of the shareholders of the Corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board.

Section 2.3                                   Special Meetings.

Special meetings of the shareholders of the Corporation may be called, for any purpose or purposes, by the President of the Corporation (the “President”) or the Board, at any time as provided in Section 2.1 of these Bylaws.

Section 2.4                                   Notice of Meetings.

(a)                                  Except as otherwise provided by law or the Articles, written notice of each meeting of shareholders, specifying the place, if any, date and hour and purpose or purposes of the meeting, and the means of remote communication, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the shareholders entitled to vote at the meeting, if such date is different from the record date for determining shareholders entitled to notice of the meeting, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat, directed to his address as it appears upon the books of the Corporation; except that where the matter to be acted on is a merger or consolidation of the Corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty (20) nor more than sixty (60) days prior to such meeting.  If the Board fixes a date for determining the shareholders entitled to notice of a meeting of shareholders, such date shall also be the record date for determining the shareholders entitled to vote at such meeting, unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

(b)                                 If at any meeting action is proposed to be taken which, if taken, would entitle shareholders fulfilling the requirements of Section 7-113-209(1) of the Colorado Business Corporation Act to an appraisal of the fair value of their shares, the notice of such meeting shall contain a statement to that effect and shall be accompanied by a copy of that statutory section.

(c)                                  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty (30) days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting; provided, however, that the Board may fix a new record date for determination of shareholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote at the adjourned meeting.

(d)                                 Notice of the time, place and purpose of any meeting of shareholders may be waived in writing, either before or after such meeting, and, to the extent permitted by law, will be waived by any shareholder by his attendance thereat, in person or by proxy.

(e)                                  Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation under any provision of the Colorado Business Corporation Act, the Articles, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given.  Any such consent shall be revocable by the shareholder by written notice to the Corporation.  Any such consent shall be deemed revoked if: (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary of the Corporation (the “Secretary”) or an Assistant Secretary (if there be such an officer appointed) or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  Notice given pursuant to this Section 2.4(e) shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (A) such posting, and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the shareholder.  An affidavit of the Secretary or an Assistant Secretary (if there be such an officer appointed) or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.  For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 2.5                                   Quorum and Voting.

(a)                                  At all meetings of shareholders except where otherwise provided by law, the Articles or these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business.  Shares, the voting of which at said meeting have been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at said meeting.  In the absence of a quorum, any meeting of shareholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting.  At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting.  The shareholders present at a duly called or convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(b)                                 Except as otherwise provided by law, the Articles or these Bylaws, all action taken by the holders of a majority of the votes cast on a matter affirmatively or negatively shall be valid and binding upon the Corporation.  For purposes of these Bylaws, a share present at a meeting, but for which there is an abstention or as to which a shareholder gives no authority or direction as to a particular proposal or director nominee, shall be counted as present for the purpose of establishing a quorum but shall not be counted as a vote cast.

Section 2.6                                   Voting Rights.

(a)                                  Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date for determining the shareholders entitled to vote at said meeting shall be entitled to vote at such meeting.  Shares standing in the names of two (2) or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one (1) of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum.

(b)                                 Every person entitled to vote or to execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary at or before the meeting at which it is to be used.  Said proxy so appointed need not be a shareholder.  No proxy shall be voted on after three (3) years from its date unless the proxy provides for a longer period.  Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

(c)                                  Without limiting the manner in which a shareholder may authorize another person or persons to act for him as proxy pursuant to Section 2.1(b) of these Bylaws, the following shall constitute a valid means by which a shareholder may grant such authority:

(1)                                  A shareholder may execute a writing authorizing another person or persons to act for him as proxy.  Execution may be accomplished by the shareholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(2)                                  A shareholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the shareholder.  Such authorization can be established by the signature of the shareholder on the proxy, either in writing or by a signature stamp or facsimile signature, or by a number or symbol from which the identity of the shareholder can be determined, or by any other procedure deemed appropriate by the inspectors or other persons making the determination as to due authorization.

If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

(d)                                 Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to Section 2.6(c) of these Bylaws may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.7                                   Voting Procedures and Inspectors of Elections.

(a)                                  The Corporation shall, in advance of any meeting of shareholders, appoint one (1) or more inspectors to act at the meeting and make a written report thereof.  The Corporation may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one (1) or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

(b)                                 The inspectors shall: (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c)                                  The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting.  No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Trial Court of the State of Colorado shall determine otherwise upon application by a shareholder.

(d)                                 In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Sections 7-107-104(1) or 7-107-203(2) of the Colorado

Business Corporation Act, or any information provided pursuant to Section 7-107-108 thereof, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the shareholder holds of record.  If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection Section 2.7(b)(v) of these Bylaws shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 2.8                                   List of Shareholders.

The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at said meeting, (or, if the record date for determining the shareholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the shareholders entitled to vote on the tenth day before the meeting date), arranged in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder.  The Corporation need not include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any shareholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.9                                   Shareholder Proposals at Annual Meetings.

At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, otherwise properly brought before the meeting by or at the direction of the Board, or otherwise properly brought before the meeting by a shareholder.  In addition to any other applicable requirements for business to be properly brought before an annual meeting by a shareholder, whether or not the shareholder is seeking to have a proposal included in the Corporation’s proxy statement or information statement under any applicable rule of the Securities and Exchange Commission (the “SEC”), including, but not limited to, Regulation 14A or Regulation 14C under the Securities and Exchange Act of 1934, as amended

(the “Exchange Act”), the shareholder must have given timely notice thereof in writing to the Secretary.  To be timely, in the case of a shareholder seeking to have a proposal included in the Corporation’s proxy statement or information statement, a shareholder’s notice must be delivered to the Secretary at the Corporation’s principal executive offices not less than one hundred and twenty (120) (lays or more than one hundred and eighty (180) days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials (or, in the absence of proxy materials, its notice of meeting) for the previous year’s annual meeting of shareholders.  However, if the Corporation did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, then to be timely, notice by the shareholder must be delivered to the Secretary at the Corporation’s principal executive offices not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or, (ii) the fifteenth (15th) day following the day on which public announcement of the date of such meeting is first made.  If the shareholder is not seeking inclusion of the proposal in the Corporation’s proxy statement or information statement, timely notice consists of a shareholder’s notice delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the annual meeting.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.  Other than with respect to shareholder proposals relating to director nomination(s), which requirements are set forth in Section 2.10 of these Bylaws, a shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, (v) as to the shareholder giving the notice and any Shareholder Associated Person (as defined below) or any member of such shareholder’s immediate family sharing the same household, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such shareholder, such Shareholder Associated Person or family member with respect to any share of stock of the Corporation (each, a “Relevant Hedge Transaction”), and (vi) as to the shareholder giving the notice and any Shareholder Associated Person or any member of such shareholder’s immediate family sharing the same household, to the extent not set forth pursuant to the immediately preceding clause, (a) whether and the extent to which such shareholder, Shareholder Associated Person or family member has direct or indirect beneficial ownership of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (a “Derivative Instrument”), (b) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder, Shareholder Associated Person or family member that are separated or separable from the underlying shares of the Corporation, (c) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder, Shareholder Associated Person or family member is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (d) any performance-related fees (other than an asset-based fee) that such shareholder, Shareholder Associated Person or family member is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date).

For purposes of Sections 2.9 and 2.10 of these Bylaws, “Shareholder Associated Person” of any shareholder shall mean: (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in Sections 2.1 and 2.9 of these Bylaws, provided, however, that nothing in Section 2.9 of these Bylaws shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with said procedure.

The President at an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of Sections 2.1 and 2.9 of these Bylaws, and if he should so determine he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

Nothing in Section 2.9 of these Bylaws shall affect the right of a shareholder to request inclusion of a proposal in the Corporation’s proxy statement or information statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.10                            Nominations of Persons for Election to the Board.

In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors.  Nominations of persons for election to the Board may be made at a meeting of shareholders by or at the direction of the Board, by any nominating committee or person appointed by the Board or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in Section 2.10 of these Bylaws.  Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary, which shall be the exclusive means for a shareholder to make nominations whether or not the shareholder is seeking to have a proposal included in the Corporation’s proxy statement or information statement under an applicable rule of the SEC, including, but not limited to, Regulation 14A or Regulation 14C under the Exchange Act.  To be timely, in the case of a shareholder seeking to have a nomination included in the Corporation’s proxy statement or information statement, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than one hundred twenty (120) days or more than one hundred eighty (180) days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials (or, in the absence of proxy materials, its notice of meeting) for the previous year’s annual meeting of shareholders.  However, if the Corporation did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, then to be timely, notice by the shareholder must be delivered to the Secretary at the Corporation’s principal executive offices not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or (ii) the fifteenth (15th) day following the day on which public announcement of the date of such meeting is first made.  If the shareholder is not seeking inclusion of the nomination in the Corporation’s proxy statement or information statement, timely notice consists of a shareholder’s notice delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the annual meeting.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.  The shareholder’s notice relating to director nomination(s) shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation which are beneficially owned by the person, (iv) a statement whether such person, if elected, intends to tender a resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board, in accordance with these Bylaws, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder, and (ii) the class and number of shares of the Corporation which are beneficially owned by the shareholder; (c) as to the shareholder giving the notice and any Shareholder Associated Person, to the extent not set forth pursuant to the immediately preceding clause, whether and the extent to which any Relevant Hedge Transaction has been entered into, and (d) as to the shareholder giving the notice and any Shareholder Associated Person, (1) whether and the extent to which any Derivative Instrument is directly or indirectly beneficially owned, (2) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (3) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (4) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date).  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of preferred stock.

The President shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Section 2.11                            Action Without Meeting.

(a)                                  Unless otherwise provided in the Articles, any action required by statute to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  To be effective, a written consent must be delivered to the Corporation by delivery to its registered office in the State of Colorado, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.  Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  Every written consent shall bear the date of signature of each shareholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this section to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation in accordance with this section.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

(b)                                 An electronic transmission consent to an action to be taken and transmitted by a shareholder or proxyholder, or by a person or persons authorized to act for a shareholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine: (i) that the electronic transmission was transmitted by the shareholder or proxyholder or by a person or persons authorized to act for the shareholder or proxyholder, and (ii) the date on which such shareholder or proxyholder or authorized person or persons transmitted such electronic transmission.  The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Colorado, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.  Delivery made to a Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.  Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded if to the extent and in the manner provided by resolution of the Board of the Corporation.

(c)                                  Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III

DIRECTORS

Section 3.1                                   Number and Term of Office.

(a)                                  The number of directors which shall constitute the entire Board shall be initially one (1).  Elected directors shall hold office until the next annual meeting and until their successors shall be duly elected and qualified.  Directors need not be shareholders.  If, for any cause, the Board shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the shareholders called for that purpose in the manner provided in these Bylaws.  In no case will a decrease in the number of directors shorten the term of any incumbent director.

(b)                                 With the exception of the first Board, which shall be elected by the incorporator, and except as provided in Section 3.3 of these Bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which the Secretary of the Corporation determines that the number of nominees exceeds the number of directors to be elected as of the day preceding the date the Corporation first distributes its notice of meeting for such meeting to the shareholders.  If directors are to be determined by a plurality of votes cast, shareholders shall be entitled to cast votes “for” or to “withhold” votes from the election of directors, but shall not be permitted to vote against a nominee.  If a director is not elected, the director shall tender his or her resignation to the Board, which resignation shall be Contingent upon the Board’ acceptance thereof.  The Nominating and Corporate Governance Committee, or another committee that may be designated by the Board, will make a recommendation to the Board as to whether to accept or reject the resignation of such director, or whether other action should be taken.  The Board will act on such committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certificate of the election results.  The director who tenders his or her resignation will not participate in the Board’s decision.  The Nominating and Corporate Governance Committee, or other Committee designated by the Board, in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it deems appropriate and relevant.

Section 3.2                                   Powers.

The powers of the Corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board.

Section 3.3                                   Vacancies.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office for the unexpired portion of the term of the director whose place shall be vacant and until his successor shall have been duly elected and qualified.  A vacancy in the Board shall be deemed to exist under this section in the case of the death, removal or resignation of any director, or if the shareholders fail at any meeting of shareholders at which directors are to be elected (including any meeting referred to in Section 3.4 of these Bylaws) to elect the number of directors then constituting the entire Board.

Section 3.4                                   Resignations and Removals.

(a)                                  Any director may resign at any time by delivering his or her resignation to the Secretary in writing or by electronic transmission, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board.  If no such specification is made it shall be deemed effective at the pleasure of the Board.  When one (1) or more directors shall resign from the Board effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

(b)                                 At a special meeting of shareholders called for the purpose in the manner hereinabove provided, the Board or any individual director may be removed from office, with or without cause, and a new director or directors elected by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors.

Section 3.5                                   Meetings.

(a)                                  The annual meeting of the Board shall be held immediately after the annual shareholders’ meeting and at the place where such meeting is held or at the place announced by the President at such meeting.  No notice of an annual meeting of the Board shall be necessary, and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

(b)                                 Except as hereinafter otherwise provided, regular meetings of the Board shall be held at the principal executive office of the Corporation.  Regular meetings of the Board may also be held at any place, within or outside of the State of Colorado, which has been designated by resolutions of the Board or the written consent of all directors.

(c)                                  Special meetings of the Board may be held at any time and place within or outside of the State of Colorado whenever called by the President or, or by any of the directors.

(d)                                 Written notice of the time and place of all regular and special meetings of the.  Board shall be delivered personally to each director or sent by any form of electronic transmission at least forty-eight (48) hours before the start of the meeting, or sent by first class mail at least one hundred twenty (120) hours before the start of the meeting.  Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat.

Section 3.6                                   Quorum and Voting.

(a)                                  A quorum of the Board shall consist of a majority of the exact number of directors fixed from time to time in accordance with Section 3.1 of these Bylaws, but not less than one (1); provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board, without notice other than by announcement at the meeting.

(b)                                 At each meeting of the Board at which a quorum is present, all questions and business shall be determined by a vote of a majority of the directors present, unless a different vote be required by law, the Articles, or these Bylaws.

(c)                                  Any member of the Board, or of any committee thereof, may participate in a meeting by means of conference telephone or other communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d)                                 The transactions of any meeting of the Board, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.7                                   Action Without Meeting.

Unless otherwise restricted by the Articles or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.8                                   Fees and Compensation.

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board.

Section 3.9                                   Committees.

(a)                                  Executive Committee:  The Board may, by resolution passed by a majority of the entire Board, appoint an Executive Committee of not less than one (1) member, each of whom shall be a director.  To the extent permitted by law, the Executive Committee shall have and may exercise, when the Board is not in session, all powers of the Board in the management of the business and affairs of the Corporation, including, without limitation, the power and authority to declare a dividend or to authorize the issuance of stock, except such committee shall not have the power or authority to amend the Articles, to adopt an agreement or merger or consolidation, to recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, to recommend to the shareholders of the Corporation a dissolution of the Corporation or a revocation of a dissolution, or to amend these Bylaws.

(b)                                 Other Committees:  The Board may, by resolution passed by a majority of the entire Board, from time to time appoint such other committees as may be permitted by law.  Such other committees appointed by the Board shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c)                                  Term:  The terms of members of all committees of the Board shall expire on the date of the next annual meeting of the Board following their appointment; provided that they shall continue in office until their successors are appointed.  Subject to the provisions of Sections 3.9(a) and (b) of these Bylaws, the Board may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided that no committee shall consist of less than one (1) member.  The membership of a committee member shall terminate on the date of his death or voluntary resignation, but the Board may at any time for any reason remove any individual committee, member and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee.  The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(d)                                 Meetings:  Unless the Board shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to Section 3.9 of these Bylaws shall be held at such times and places as are determined by the Board, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter; special meetings of any such committee may be held at the principal executive office of the Corporation or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any director who is a member of such committee upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of the time and place of special meetings of the Board.  Notice of any special meeting of any committee may be waived in writing at any time after the meeting and will be waived by any director by attendance thereat.  A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

ARTICLE IV

OFFICERS

Section 4.1                                   Officers Designated.

The officers of the Corporation shall be a President, a Secretary and a Treasurer.  The Board or the President may also appoint a Chairman of the Board, one (1) or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers and agents with such powers and duties as he or she shall deem necessary.  The order of the seniority of the Vice-Presidents shall be in the order of their nomination unless otherwise determined by the Board.  The Board may assign such additional titles to one (1) or more of the officers as they shall deem appropriate.  Any one (1) person may hold any number of offices of the Corporation at any one (1) time unless specifically prohibited therefrom by law.  The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board.

Section 4.2                                   Tenure and Duties of Officers.

(a)                                  General:  All officers shall hold office at the pleasure of the Board and until their successors shall have been duly elected and qualified, unless sooner removed.  Any officer elected or appointed by the Board may be removed at any time by the Board.  If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board.  Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with the Corporation.

(b)                                 Duties of the President of the Board: The President of the Board shall be the chief executive officer of the Corporation and when present shall preside at all meetings of the shareholders and the Board.  The President of the Board shall perform such other duties and have such other powers as the Board shall designate from time to time.

(c)                                  Duties of Vice-Presidents:  The Vice-Presidents (if there be such an officer appointed), in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of the President is vacant.  The Vice-President shall perform such other duties and have such other powers as the Board or the President shall designate from time to time.

(d)                                 Duties of Secretary:  The Secretary shall attend all meetings of the shareholders and of the Board and any committee thereof, and shall record all acts and proceedings thereof in the minute book of the Corporation, which may be maintained in either paper or electronic form.  The Secretary shall give notice, in conformity with these Bylaws, of all meetings of the shareholders and of all meetings of the Board and any committee thereof requiring notice.  The Secretary shall perform such other duties and have such other powers as the Board shall designate from time to time.  The President may direct any Assistant Secretary (if there be such an officer appointed) to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform such other duties and have such other powers as the Board or the President shall designate from time to time.

(e)                                  Duties of Treasurer:  The Treasurer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board or the President.  The Treasurer, subject to the order of the Board, shall have the custody of all funds and securities of the Corporation.  The Treasurer shall perform all other duties commonly incident to his or her office and shall perform such other duties and have such other powers as the Board or the President shall designate from time to time.  The President may direct any Assistant Treasurer (if there be such an officer appointed) to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each Assistant Treasurer shall perform such other duties and have such other powers as the Board or the President shall designate from time to time.

ARTICLE V

EXECUTION OF CORPORATE INSTRUMENTS, AND
VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 5.1                                   Execution of Corporate Instruments.

(a)                                  The Board may in its discretion determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation.

(b)                                 Unless otherwise specifically determined by the Board or otherwise required by law, formal contracts of the Corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the Corporation, shall be executed, signed or endorsed by the President; such documents may also be executed by any Vice-President (if there be such an officer appointed) and by the Secretary or Treasurer or any Assistant Secretary (if there be such an officer appointed) or Assistant Treasurer (if there be such an officer appointed).  All other instruments and documents requiring the corporate signature but not requiring the corporate seal may be executed as aforesaid or in such other manner as may be directed by the Board.

(c)                                  All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board shall authorize so to do.

(d)                                 Execution of any corporate instrument may be effected in such form, either manual, facsimile or electronic signature, as may be authorized by the Board.

Section 5.2                                   Voting of Securities Owned by Corporation.

All stock and other securities of other Corporations owned or held by the Corporation for itself or for other parties in any capacity shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board or, in the absence of such authorization, by the President, or by any Vice-President (if there be such an officer appointed).

ARTICLE VI

SHARES OF STOCK

Section 6.1                                   Form and Execution of Certificates.

The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Certificates for the shares of stock of the Corporation shall be in such form as is consistent with the Articles and applicable law.  Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the President or any Vice-President (if there be such an officer appointed) and by the Treasurer or Assistant Treasurer (if there be such an officer appointed) or the Secretary or Assistant Secretary (if there be such an officer appointed), certifying the number of shares owned by him or her in the Corporation.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.  If the Corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 7-106-208 of the Colorado Business Corporation Act, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.2                                   Lost Certificates.

The Board may direct a new certificate or certificates (or uncertificated shares in lieu of a new certificate) to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates (or uncertificated shares in lieu of a new certificate), the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to indemnify the Corporation in such manner as it shall require and/or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 6.3                                   Transfers.

Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, who shall furnish proper evidence of authority to transfer, and in the case of stock represented by a certificate, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed.

Section 6.4                                   Fixing Record Dates.

(a)                                  In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held.  A determination of shareholders of record entitled notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b)                                 In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing or by electronic transmission without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board.  If no record date has been fixed by the Board, the record date for determining shareholders entitled to consent to corporate action in writing or by electronic transmission without a meeting, when no prior action by the Board is required by the Colorado Business Corporation Act, shall be the first date on which a signed written consent or electronic transmission setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Colorado, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded; provided that any such electronic transmission shall satisfy the requirements of Section 2.11(b) of these Bylaws and, unless the Board otherwise provides by resolution, no such consent by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Colorado, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.  Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board and prior action by the Board is required by law, the record date for determining shareholders entitled to consent to corporate action in writing or by electronic transmission without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c)                                  In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 6.5                                   Registered Shareholders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Colorado.

ARTICLE VII

OTHER SECURITIES OF THE CORPORATION

All bonds, debentures and other corporate securities of the Corporation, other than stock certificates, may be signed by the President or any Vice-President (if there be such an officer appointed) or such other person as may be authorized by the Board and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary (if there be such an officer appointed), or the Treasurer or an Assistant Treasurer (if there be such an officer appointed); provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signature of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons.  Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer (if there be such an officer appointed) of the Corporation, or such other person as may be authorized by the Board, or bear imprinted thereon the facsimile signature of such person.  In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon has ceased to be an officer of the Corporation before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

ARTICLE VIII

CORPORATE SEAL

The corporate seal shall consist of a die bearing the name of the Corporation and the state and date of the Corporation’s incorporation.  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

Section 9.1                                   Right to Indemnification.

Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “Proceeding”), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent (hereafter an “Agent”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Colorado Business Corporation Act, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article IX) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereinafter “Expenses”); provided, however, that except as to actions to enforce indemnification rights pursuant to Section 9.3 of these Bylaws, the Corporation shall indemnify any Agent seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of the Corporation.

Section 9.2                                   Authority to Advance Expenses.

Expenses incurred by an officer or director (acting in his capacity as such) in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, provided, however, that if required by the Colorado Business Corporation Act, as amended, such Expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IX or otherwise.  Expenses incurred by other Agents of the Corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board deems appropriate.  Any obligation to reimburse the Corporation for Expense advances shall be unsecured and no interest shall be charged thereon.

Section 9.3                                   Right of Claimant to Bring Suit.

If a claim under Sections 9.1 or 9.2 of these Bylaws is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Colorado Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed.  The burden of proving such a defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable standard of conduct set forth in the Colorado Business Corporation Act, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its shareholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

Section 9.4                                   Provisions Nonexclusive.

The rights conferred on any person by this Article IX shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Articles, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.  To the extent that any provision of the Articles, agreement, or vote of the shareholders or disinterested directors is inconsistent with these Bylaws, the provision, agreement, or vote shall take precedence.

Section 9.5                                   Authority to Insure.

The Corporation may purchase and maintain insurance to protect itself and any Agent against any Expense, whether or not the Corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article IX.

Section 9.6                                   Enforcement of Rights

Without the necessity of entering into an express contract, all rights provided under this Article IX shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and such Agent.  Any rights granted by this Article IX to an Agent shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction.

Section 9.7                                   Survival of Rights.

The rights provided by this Article IX shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 9.8                                   Settlement of Claims.

The Corporation shall not be liable to indemnify any Agent under this Article IX: (a) for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 9.9                                   Effect of Amendment.

Any amendment, repeal, or modification of this Article IX that adversely affects any rights provided in this Article IX to an Agent shall only be effective upon the prior written consent of such Agent.

Section 9.10                            Primacy of Indemnification.

Notwithstanding that an Agent may have certain rights to indemnification, advancement of expenses and/or insurance provided by other persons (collectively, the “Other Indemnitors”), the Corporation: (i) shall be the indemnitor of first resort (i.e., its obligations to an Agent are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Agent are secondary); and (ii) shall required to advance the full amount of expenses incurred by an Agent and shall be liable for the full amount of all Expenses, without regard to any rights such Agent may have against any of the Other Indemnitors.  No advancement or payment by the Other Indemnitors on behalf of an Agent with respect to any claim for which such Agent has sought indemnification from the Corporation shall affect the immediately preceding sentence, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Agent against the Corporation.

Section 9.11                            Subrogation.

In the event of payment under this Article IX, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent (other than against the Other Indemnitors), who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 9.12                            No Duplication of Payments.

Except as otherwise set forth in Section 9.10 of these Bylaws, the Corporation shall not be liable under this Article IX to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 9.13                            Saving Clause.

If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent to the fullest extent not prohibited by any applicable portion of this Article IX that shall not have been invalidated, or by any other applicable law.

ARTICLE X

NOTICES

Whenever, under any provisions of these Bylaws, notice is required to be given to any shareholder, the same shall be given either: (1) in writing, timely and duly deposited in the United States Mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the Corporation or its transfer agent, or (2) by a means of electronic transmission that satisfies the requirements of Section 2.4(e) of these Bylaws, and has been consented to by the shareholder to whom the notice is given.  Any notice required to be given to any director may be given by either of the methods hereinabove stated, except that such notice other than one (1) which is delivered personally, shall be sent to such address or (in the case of electronic communication) such e-mail address, facsimile telephone number or other form of electronic address as such director shall have filed in writing or by electronic communication with the Secretary, or, in the absence of such filing, to the last known post office address of such director.  If no address of a shareholder or director be known, such notice may be sent to the principal executive office of the Corporation.  An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the shareholder or shareholders, director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained.  All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing and all notices given by means of electronic transmission shall be deemed to have been given as at the sending time recorded by the electronic transmission equipment operator transmitting the same.  It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one (1) permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.  The period or limitation of time within which any shareholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such a shareholder or such director to receive such notice.  Whenever any notice is required to be given under the provisions of the statutes or of the Articles, or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Whenever notice is required to be given, under any provision of law or of the Articles or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person.  Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.  In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the Colorado Business Corporation Act, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

ARTICLE XI

AMENDMENTS

Except as otherwise provided in Section 9.9 of these Bylaws, these Bylaws may be repealed, altered or amended or new Bylaws adopted at any meeting of the shareholders, either annual or special, by the affirmative vote of a majority of the stock entitled to vote at such meeting, unless a larger vote is required by these Bylaws or the Articles.  Except as otherwise provided in Section 9.9 of these Bylaws, the Board shall also have the authority to repeal, alter or amend these Bylaws or adopt new Bylaws (including, without limitation, the amendment of any Bylaws setting forth the number of directors who shall constitute the entire Board) by unanimous written consent or at any annual, regular, or special meeting by the affirmative vote of a majority of the whole number of directors, subject to the power of the shareholders to change or repeal such Bylaws.

ARTICLE XII

FORUM FOR DERIVATIVE ACTIONS

Except for: (a) actions in which the Trial Court in the State of Colorado concludes that an indispensable party is not subject to the jurisdiction of the Colorado courts, and (b) actions in which a federal court has assumed exclusive jurisdiction of a proceeding, any derivative action brought by or on behalf of the Corporation, and any direct action brought by a shareholder against the Corporation or any of its directors or officers, alleging a violation of the Colorado Business Corporation Act, the Articles or these Bylaws or breach of fiduciary duties or other violation of Colorado decisional law relating to the internal affairs of the Corporation, shall be brought in the Trial Court in the State of Colorado, which shall be the sole and exclusive forum for such proceedings; provided, however, that the Corporation may consent to an alternative forum for any such proceedings upon the approval of the Board.

CERTIFICATE OF SECRETARY

The undersigned, Secretary of Holiday Acquisition Company, Inc., a Colorado corporation, hereby certifies that the foregoing is a full, true and correct copy of the Bylaws of said corporation, with all amendments to date of this Certificate.

WITNESS the signature of the undersigned this 31st day of March, 2011.

/s/ Todd Zimmerman
Todd Zimmerman, Secretary